Exhibit 10.1

AMENDED AND RESTATED
INVESTMENT MANAGEMENT TRUST AGREEMENT
This Amended and Restated Investment Management Trust Agreement (this "Agreement") is made effective as of November 9, 2018, by and between Hunter Maritime Acquisition Corp., a Marshall Islands corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York corporation (the "Trustee").
WHEREAS, the Company's registration statement on Form F-1 (Registration Statement No. 333-214058) (the "Registration Statement") and prospectus (the "Prospectus") for the initial public offering of the Company's units (the "Units"), each of which consists of one share of the Company's Class A common shares, par value $0.0001 per share (the "Common Shares"), and one-half warrant, each whole warrant entitling the holder thereof to purchase one Common Share (such initial public offering hereinafter referred to as the "Offering"), was declared effective on November 18, 2016 by the U.S. Securities and Exchange Commission;
WHEREAS, the Company entered into an Underwriting Agreement (the "Underwriting Agreement") with Morgan Stanley & Co. LLC, as representative (the "Representative") of the several underwriters (the "Underwriters") named therein;
WHEREAS, $151,731,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) was delivered to the Trustee to be deposited and held in one or more segregated trust accounts located in Belgium (or such other jurisdiction as determined in good faith by the Trustee and the Company) (the "Trust Accounts") for the benefit of the Company and the holders of the Common Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any investment earnings subsequently earned thereon) is referred to herein as the "Property," the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Shareholders" and the Public Shareholders and the Company will be referred to together as the "Beneficiaries") pursuant to the investment management trust agreement dated November 18, 2016 by and between the Company and the Trustee (the "Original Agreement");
WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $5,310,585 (subject to reduction as set forth therein), is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the "Deferred Discount");
WHEREAS, the Company has sought the approval of its Public Shareholders at a meeting of its shareholders to: (i) extend the date before which the Company must complete a Business Combination from November 23, 2018 to April 23, 2019 (the "Extended Date," and such amendment the "Extension Amendment") or such earlier date as determined by the board of directors (the "Board") and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed a Business Combination from November 23, 2018 to April 23, 2019 (the "IMTA Amendment");
WHEREAS, holders of at least sixty five percent (65%) of the Company's outstanding Common Shares and Class B common shares, par value $0.0001 per share, voting together as a single class approved the Extension Amendment and the IMTA Amendment; and
WHEREAS, the parties desire to amend and restate the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the IMTA Amendment.

NOW THEREFORE, IT IS AGREED:
1.          Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:
(a)          Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Accounts established by the Trustee at a branch office of KBC Bank located in Belgium or at another bank or brokerage institution that is reasonably satisfactory to the Company and the Trustee;
(b)          Manage, supervise and administer the Trust Accounts subject to the terms and conditions set forth herein;
(c)          In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Accounts will earn no interest while the Property is uninvested awaiting the Company's instructions hereunder;
(d)          Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the "Property," as such term is used herein;
(e)          Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;
(f)          Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company's preparation of the tax returns relating to the Property held in the Trust Accounts;
(g)          Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company in writing to do so;
(h)          Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of, and amounts in, the Trust Accounts reflecting all activity of the Trust Accounts, including without limitation all receipts and disbursements;
(i)          Promptly commence liquidation of the Trust Accounts only after (x) receipt of, and only in accordance with, the terms of a letter from the Company ("Termination Letter") in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, or Secretary, or another authorized officer of the Company, and complete the liquidation of the Trust Accounts, including the distribution of the Property in the Trust Accounts, including all investment earnings (which shall be net of (i) any taxes payable, (ii) working capital released to the Company and (iii) up to $100,000 of investment earnings that may be released to the Company to pay dissolution expenses, it being understood that the Trustee has no obligation to monitor or question the Company's allocation of a portion of the investment earnings pursuant to (i), (ii) or (iii) above, only as directed in the Termination Letter and the other documents referred to therein, or (y) by 11:59 P.M. New York City time on April 23, 2019 ("Termination Date") if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Accounts shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Accounts, including investment earnings (which investment income shall be net of any taxes payable and working capital released to the Company and less up to $100,000 of investment earnings that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the Termination Date, the Trustee shall keep the Trust Accounts open until 12 months following the date the Property has been distributed to the Public Shareholders;

(j)          Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, withdraw from the Trust Accounts and distribute to the Company the amount of investment earnings earned on the Property requested by the Company to cover (i) any tax obligation arising in connection with the Property, or (ii) for working capital purposes, which amount, in each case, shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Accounts to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Accounts as shall be designated by the Company in writing to make such distribution so long as there is no reduction in the principal amount initially deposited in the Trust Account; provided further, however, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill for the Company and a written statement from the Chief Financial Officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of investment earnings earned on the Property shall not be payable from the Trust Accounts). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;
(k)          Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem Common Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company's Amended and Restated Articles of Incorporation that would affect the substance or timing of the Company's obligation to redeem 100% of its public Common Shares if the Company has not consummated an initial Business Combination within such time as is described in the Company's Amended and Restated Articles of Incorporation. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and
(l)          Not make any withdrawals or distributions from the Trust Accounts other than pursuant to Section 1(i), (j) or (k) above.
2.          Agreements and Covenants of the Company. The Company hereby agrees and covenants to:
(a)          Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer, Chief Financial Officer, or Secretary. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;
(b)          Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any investment income earned on the Property, except for expenses and losses resulting from the Trustee's gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;
(c)          Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(k) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the monthly fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof;
(d)          In connection with any vote of the Company's shareholders regarding a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a "Business Combination"), provide to the Trustee an affidavit or certificate of the Chief Executive Officer, Chief Financial Officers or Secretary verifying the vote of the Company's shareholders regarding such Business Combination;
(e)          Provide Morgan Stanley & Co. LLC with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Accounts promptly after it issues the same;
(f)          Expressly provide in any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A that the Deferred Discount be paid directly to the account or accounts directed by Morgan Stanley & Co. LLC;
(g)          Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and
3.          Limitations of Liability. The Trustee shall have no responsibility or liability to:
(a)          Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;
(b)          Take any action with respect to the Property, other than as directed pursuant to this Agreement, and the Trustee shall have no liability to any party except for liability arising out of the Trustee's gross negligence, fraud or willful misconduct;
(c)          Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto or provided an indemnity reasonably satisfactory to the Trustee;
(d)          Refund any depreciation in principal of any Property;
(e)          Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
(f)          The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee's best judgment, except for the Trustee's gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company's counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;
(g)          Verify the accuracy of the information contained in the Registration Statement unless such information has been provided to the Company by the Trustee in writing for inclusion in the Registration Statement;
(h)          Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;
(i)          File information returns with respect to the Trust Accounts with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;
(j)          Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Accounts, regardless of whether such tax is payable by the Trust Accounts or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or
(k)          Verify calculations, qualify or otherwise approve the Company's written requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) hereof.
4.          Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind ("Claim") to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Accounts that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Accounts and not against the Property or any other monies in the Trust Accounts.
5.          Termination. This Agreement shall terminate on the earlier of:
(a)          If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Accounts to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or
(b)          At such time that the Trustee has completed the liquidation of the Trust Accounts and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).
6.          Miscellaneous.
(a)          The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary's bank or intermediary bank. Except for any liability arising out of the Trustee's gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.
(b)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.
(c)          This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i), Section 1(j) and Section 1(k) hereof (which may not be modified, amended or deleted without the affirmative vote of sixty five percent (65%) of the then outstanding Common Shares and Class B common shares of the Company voting together as a single class; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his election to redeem his Common Shares in connection with a shareholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.
(d)          The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.
(e)          Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile or electronic mail transmission:
if to the Trustee, to:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Steven G. Nelson or Francis E. Wolf, Jr.
Fax No.: (212) 509-5150
if to the Company, to:
Hunter Maritime Acquisition Corp.
c/o MI Management Company
 Attention: Ludovic Saverys
Trust Company Complex, Suite 206
Ajeltake Road, P.O. Box 3055
Majuro, Marshall Islands, MH96960
 Email: Ludovic.Saverys@cmb.be
in each case, with copies to:
Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attn:   Gary J. Wolfe, Esq
             Robert E. Lustrin, Esq.
Fax No.: (212) 480-8421
Email: wolfe@sewkis.com

and
Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036
Attn: Cowan Phan, Vice President
Email: cowan.phan@morganstanley.com
and
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, CA 94301
Attn: Gregg A. Noel, Esq.
Michael J. Mies, Esq.
Fax No.: (650) 470-4570
Email:   gregg.noel@skadden.com
             michael.mies@skadden.com

(f)          This Agreement may not be assigned by the Trustee without the prior consent of the Company.
(g)          Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Accounts under any circumstance.
(h)          This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
(i)          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.
(j)          Each of the Company and the Trustee hereby acknowledges and agrees that Morgan Stanley & Co. LLC, on behalf of the Underwriters, is a third party beneficiary of this Agreement.
(k)          Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.
(l)          The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other material relating to the Offering.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Investment Management Trust Agreement as of the date first written above.
Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name: Francis E. Wolf, Jr.
Title: Vice President

Hunter Maritime Acquistion Corp.

By:	/s/ Ludovic Saverys
Name: Ludovic Saverys
Title: Chief Financial Officer

EXHIBIT A
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Steven G. Nelson or Francis E. Wolf, Jr.
Re:          Trust Account No.Termination Letter
Gentlemen:
Pursuant to Section 1(i) of the Amended and Restated Investment Management Trust Agreement between Hunter Maritime Acquisition Corp. (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of [•], 201[.] (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement with                      (the "Target Business") to consummate a business combination with Target Business (the "Business Combination") on or about [insert date]. The Company shall notify you at least ninety-six (96) hours in advance of the actual date of the consummation of the Business Combination ("Consummation Date"). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.
In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Accounts on [insert date], and to transfer the proceeds into the above-referenced trust checking account at KBC Bank to the effect that, on the Consummation Date, all of funds held in the Trust Accounts will be immediately available for transfer to the account or accounts that the Company and Morgan Stanley & Co. LLC ("Morgan Stanley") (with respect to the Deferred Discount) shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust checking account at KBC Bank awaiting distribution, neither the Company nor Morgan Stanley will earn any interest or dividends.
On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Company (the "Notification") and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, Chief Financial Officer, or Secretary, which verifies that the Business Combination has been approved by a vote of the Company's shareholders, if a vote is held and (b) joint written instruction signed by the Company and Morgan Stanley with respect to the transfer of the funds held in the Trust Accounts, including payment of the Deferred Discount from the Trust Accounts (the "Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Accounts immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Accounts may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Accounts and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Accounts, your obligations under the Trust Agreement shall be terminated.
In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Accounts shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.
Very truly yours, Hunter Maritime Acquisition Corp.

By:
Name:
Title:
cc: Morgan Stanley & Co. LLC

1

EXHIBIT B
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Steven G. Nelson or Francis E. Wolf, Jr.
Re:          Trust Account No. []Termination Letter
Gentlemen:
Pursuant to Section 1(i) of the Amended and Restated Investment Management Trust Agreement between Hunter Maritime Acquisition Corp. (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of [.], 201[.] (the "Trust Agreement"), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the "Business Combination") within the time frame specified in the Company's Amended and Restated Articles of Incorporation, as described in the Company's Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.
In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Accounts on [•], 201[.] and to transfer the total proceeds into the trust checking account at KBC Bank to await distribution to the Public Shareholders. These instructions will be provided to you at least ninety-six (96) hours in advance of the expected distributions. The Company has selected [.], 201[•], as the record date for the purpose of determining the Public Shareholders entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company's Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Articles of Incorporation of the Company. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.
Very truly yours, Hunter Maritime Acquisition Corp.

By:
Name:
Title:
cc: Morgan Stanley & Co. LLC

B-1

EXHIBIT C
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Steven G. Nelson or Francis E. Wolf, Jr.
Re:          Trust Account No.Withdrawal Instruction
Gentlemen:
Pursuant to Section 1(j) of the Amended and Restated Investment Management Trust Agreement between Hunter Maritime Acquisition Corp. (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of [•], 201[.] (the "Trust Agreement"), the Company hereby requests that you deliver to the Company $                   of the investment income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.
The Company needs such funds [to pay for the tax obligations as set forth on the attached tax return or tax statement][for working capital purposes] [for dissolution expenses]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company's operating account at:
[WIRE INSTRUCTION INFORMATION]
Very truly yours, Hunter Maritime Acquisition Corp.

By:
Name:
Title:
cc: Morgan Stanley & Co. LLC

C-1

EXHIBIT D
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Steven G. Nelson or Francis E. Wolf, Jr.
Re:          Trust Account No.Withdrawal Instruction
Gentlemen:
Pursuant to Section 1(k) of the Amended and Restated Investment Management Trust Agreement between Hunter Maritime Acquisition Corp. (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of [.], 201[.] (the "Trust Agreement"), the Company hereby requests that you deliver to the redeeming Public Shareholders on behalf of the Company $                      of the principal and investment income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.
The Company needs such funds to pay its Public Shareholders who have properly elected to have their Common Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company's Amended and Restated Articles of Incorporation that affects the substance or timing of the Company's obligation to redeem 100% of its public Common Shares if the Company has not consummated an initial Business Combination within such time as is described in the Company's Amended and Restated Articles of Incorporation. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Shareholders in accordance with your customary procedures.
Very truly yours, Hunter Maritime Acquisition Corp.

By:
Name:
Title:
cc: Morgan Stanley & Co. LLC

C-2

SCHEDULE A
Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of the Offering by wire transfer.	$4,500.00
Annual fee	First year fee payable at initial closing of the Offering by wire transfer, thereafter on the anniversary of the effective date of the Offering by wire transfer or check.	$11,500.00
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j) and 1(k)	Deduction by Trustee from accumulated income following disbursement made to Company under Section 1	$250.00
Paying Agent services as required pursuant to Section 1(i)	Billed to Company upon delivery of service pursuant to Section 1(i)	Prevailing rates

C-3